EXHIBIT 99.1


                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Plan of Reorganization") is dated as of April 11, 2003 by and between Old Line Bank, a Maryland trust company exercising the powers of a commercial bank (the "Bank"), and Old Line Bancshares, Inc., a Maryland corporation (the "Holding Company").

                                    Recitals
                                    --------

         A. The Holding Company has filed or will file an application under The Bank Holding Company Act of 1956, as amended, to become a bank holding company.

         B. The Bank and the Holding Company desire to enter into this Plan of Reorganization, pursuant to which the corporate structure of the Bank will be reorganized into the holding company form of ownership in a manner that is fair and equitable to all stockholders of the Bank. The result of such reorganization (the "Reorganization") will be that, at and after the Effective Date (as that term is defined in Article IV below), all of the issued and outstanding shares of the Bank's common stock, par value $10.00 per share (the "Bank Common Stock"), will be held by the Holding Company, and the holders of the issued and outstanding shares of Bank Common Stock, except for those stockholders exercising the rights of dissenting stockholders pursuant to Title 3, Subtitle 2 of the Corporations and Associations Article of the Code of Maryland (the
"Corporations Article"), will become the holders of all of the issued and outstanding shares of the Holding Company's common stock, par value $0.01 per share (the "Holding Company Common Stock").

         C. The Bank and the Holding Company have agreed that the Holding Company will acquire all of the issued and outstanding shares of Bank Common Stock in exchange for shares of Holding Company Common Stock pursuant to the Corporations Article and this Plan of Reorganization.

         D. This Plan of Reorganization has been determined to be fair and equitable to all stockholders of the Bank and has been adopted and approved by the favorable vote of all of the members of the Board of Directors of the Bank and by the favorable vote of all of the members of the Board of Directors of the Holding Company.

         E. The parties hereto intend that the Reorganization constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

         The manner and basis of exchanging shares of Bank Common Stock for shares of Holding Company Common Stock, and the treatment of any Bank Common Stock not to be exchanged on the Effective Date, shall be as follows:

         1.1 Bank Common Stock. On the Effective Date, the holders of the then issued and outstanding shares of Bank Common Stock (other than shares held by stockholders exercising the rights of dissenting stockholders pursuant to Title 3, Subtitle 2 of the Corporations Article, if any), shall, without any further action on their part or on the part of the Holding Company, automatically and by operation of law, cease to own such shares, and instead each holder of shares of Bank Common Stock shall become an owner of one (1) share of Holding Company Common Stock for each share of Bank Common Stock theretofore held by him. Thereafter, such persons shall have full and exclusive power to vote such shares of Holding Company Common Stock, to receive dividends thereon, and to exercise all rights of an owner thereof.


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         1.2 Holding  Company Common Stock.  On the Effective  Date, the Holding
Company shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law, acquire and become the owner for all purposes of all of the then issued and outstanding shares of Bank Common Stock (other than shares held by stockholders exercising the rights of dissenting stockholders pursuant to Title 3, Subtitle 2 of the Corporations Article, if any). Thereafter, the Holding Company shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon, and to exercise all rights of an owner thereof.

         1.3      Certificates.
                  ------------

                  (a) On the Effective Date, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Bank Stock Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Bank Stock Certificate (other than Bank Stock Certificates which represented shares held by stockholders exercising the rights of dissenting stockholders pursuant to Title 3, Subtitle 2 of the Corporations Article, if any), shall instead represent the ownership by the holder thereof of the number of shares of Holding Company Common Stock as contemplated pursuant to Section 1.1 hereof. Thereafter, no holder of a Bank Stock Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof. Each such holder of a Bank Stock Certificate may exchange such certificate, after the Effective Date, for new certificates for the appropriate number of shares and bearing the name of the Holding Company. The Holding Company shall provide instructions to such holders as to the time and method of surrendering Bank Stock Certificates.

                  (b) On the Effective Date, the Holding Company shall be entitled to have the Bank issue to it certificates representing shares of Bank Common Stock as contemplated pursuant to Section 1.2 hereof.

         1.4 Dividends. No dividend, except if and to the extent permitted by the Board of Directors of the Holding Company, payable by the Holding Company as of any date subsequent to the Effective Date, shall be payable to any holder of Bank Stock Certificates, unless and until such certificates shall have been surrendered to the Holding Company in exchange for a certificate or certificates evidencing shares of Holding Company Common Stock (unless this provision is waived by the Holding Company). Upon the surrender of any such Bank Stock Certificate for a new certificate or certificates evidencing shares of Holding Company Common Stock, there shall be paid to the holder of the certificate, without interest, the amount of dividends (if any) payable by the Holding Company as of a date subsequent to the Effective Date and not theretofore paid on such shares of Holding Company Common Stock.

                                   ARTICLE II
                               CLOSING CONDITIONS

         The obligations of the Bank and the Holding Company to consummate the Reorganization shall be subject to the satisfaction of the following conditions on or prior to the Effective Date:

         2.1 Regulatory Approval. The Commissioner of Financial Regulation of the State of Maryland shall have approved the Holding Company's becoming an "affiliate" (as such term is defined in Section 5-401 the Financial Institutions Article of the Annotated Code of Maryland) of the Bank, and the Holding Company's acquisition of 100% of the outstanding voting stock of the Bank pursuant to Section 5-901 et seq. of the Financial Institutions Article, and shall have issued any other applicable approvals. In addition, the Board of Governors of the Federal Reserve shall have approved the Holding Company's acquisition of 100% of the outstanding voting stock of the Bank and shall have issued any other applicable approvals pursuant to the Bank Holding Company Act of 1956, as amended. Furthermore, all approvals from any other state or federal governmental agency having jurisdiction necessary for the lawful consummation of the Reorganization as contemplated by this Plan of Reorganization shall have been obtained, and all waiting periods imposed in connection with any such regulatory approvals shall have expired.

         2.2 Stockholder Approval. The holders of the outstanding shares of Bank Common Stock shall, at a meeting of the stockholders of the Bank duly called, have adopted this Plan of Reorganization and the Articles of

Share Exchange to be filed by the Holding Company and the Bank in connection with the Reorganization (the "Articles of Share Exchange") by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter. The form of Articles of Share Exchange is attached hereto as Exhibit A.

         2.3 Tax Status. The exchange of shares shall not be subject to Maryland or federal income taxation. The Bank shall have received a favorable opinion from its counsel, satisfactory in form and substance to the Bank, with respect to the federal and Maryland income tax consequences of the Plan of Reorganization and the Reorganization contemplated thereby.

         2.4 Other Consents. The Bank and the Holding Company shall have obtained all other consents, permissions and approvals and shall have taken all actions required by law or agreement or deemed necessary by the Bank or the Holding Company, prior to the consummation of the Reorganization.

         2.5 Dissenters' Rights. The holders of no more than five percent (5%) of the outstanding shares of Bank Common Stock shall have filed with the Bank a written objection to the Reorganization pursuant Section 3-203 of the Corporations Article, unless this condition is waived by the parties hereto.

                                   ARTICLE III
                                   TERMINATION

         This Plan of Reorganization may be terminated by the Board of Directors of the Bank or the Board of Directors of the Holding Company at any time prior to the Effective Date.

                                   ARTICLE IV
                                 EFFECTIVE DATE

         The Reorganization contemplated by this Plan of Reorganization shall become effective at the time the State Department of Assessments and Taxation of Maryland accepts for record the Articles of Share Exchange. Such date is referred to herein as the "Effective Date."

                                    ARTICLE V
                                  BENEFIT PLANS

         5.1 Stock Option Plan. By adopting and approving this Plan of Reorganization, the Holding Company shall be deemed to have approved adoption of the Bank's stock option plans (the "Stock Option Plans") as the stock option plans of the Holding Company. As of the Effective Date, the Stock Option Plans shall automatically be continued as and become the stock option plans of the Holding Company. Subject to such other terms as may be provided in the Stock Option Plan, each option to purchase shares of Bank Common Stock under the Stock Option Plans outstanding on the Effective Date shall automatically be converted into an identical option, with identical price, terms and conditions, to purchase an identical number of shares of Holding Company Common Stock in lieu of shares of Bank Common Stock. The Holding Company and the Bank may make appropriate amendments to the Stock Option Plans to reflect the adoption of the Stock Option Plans as the stock option plans of the Holding Company, without adverse effect upon the options outstanding as of the Effective Date under the Stock Option Plan.

         5.2 Other Benefit Plans. After the Effective Date, the Holding Company shall cause the Bank to continue to observe its obligations with respect to all other employee benefit plans of the Bank in existence immediately prior to the Effective Date. Where the terms of any such plan so require, the Holding Company shall execute any and all documentation as may be necessary or appropriate.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Rules of Construction. Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Plan of
Reorganization: (i) references to the singular include the plural, and references to the plural include the singular; (ii) words of the masculine gender include correlative words of the feminine and neuter genders, and vice versa; (iii) the headings or captions used in this Plan of Reorganization are for convenience of reference only and do not constitute a part of this Plan of Reorganization, nor affect its meaning, construction, or effect; and (iv) the term "person" means any individual, corporation, partnership (whether general or limited), limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental body.

         6.2 Governing Law. This Plan of Reorganization shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

         6.3 Severability. If any provision (or any part of any provision) contained in this Plan of Reorganization shall for any reason be held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Plan of Reorganization, and this Plan of Reorganization shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

         6.4 Entire Agreement; Amendment; Waiver. This Plan of Reorganization contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions, understandings, and agreements (whether oral or written) between them with respect thereto. No amendment to, or modification or waiver of, any of the terms of this Plan of Reorganization shall be valid unless in writing and signed by the party against whom enforcement of such amendment, modification or waiver is sought.

         6.5 Further Assurances. Each of the parties hereto agrees to furnish such information, to do all acts and things, and to execute and deliver such agreements, documents, certificates, and instruments as shall from time to time be reasonably required to effectuate the terms and provisions of this Plan of Reorganization.

         6.6 Counterparts. This Plan of Reorganization may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Plan of Reorganization under seal as of the date first above written.

ATTEST:                                 Bank:

                                        Old Line Bank,
                                        A Maryland Trust Company


/s/ Christine M. Rush                   By: /s/ James W. Cornelsen
------------------------------             ------------------------------
Christine M. Rush,  Secretary              James W. Cornelsen, President



ATTEST:                                 Holding Company:
                                        ---------------

                                        Old Line Bancshares, Inc.,
                                        A Maryland Corporation

/s/ Christine M. Rush                   By: /s/ James W. Cornelsen
------------------------------             ------------------------------
Christine M. Rush,  Secretary              James W. Cornelsen, President

                                    Exhibit A
                          (Articles of Share Exchange)

                           ARTICLES OF SHARE EXCHANGE

                                     Between

                                  OLD LINE BANK
                          (A Maryland Commercial Bank)

                                       And

                            OLD LINE BANCSHARES, INC.
                            (A Maryland Corporation)


         OLD LINE BANK, a Maryland commercial bank (the "Bank"), and OLD LINE BANCSHARES, INC., a Maryland corporation (the "Holding Company"), hereby certify to the State Department of Assessments and Taxation of Maryland as follows:

         FIRST: The Holding Company agrees to acquire all of the issued and outstanding stock of the Bank, and the Bank agrees to have such stock acquired by the Holding Company, in a statutory share exchange.

         SECOND: The name and place of incorporation of each party to these Articles of Share Exchange are: Old Line Bank, a Maryland trust company exercising the powers of a commercial bank, and Old Line Bancshares, Inc., a Maryland corporation. The Holding Company is acquiring the stock of the Bank in the share exchange.

         THIRD: The principal office of each of the Bank and the Holding Company in the State of Maryland is located in Charles County.

         FOURTH: The terms and conditions of the transaction described in these Articles of Share Exchange were advised, authorized, and approved by the Bank in the manner and by the vote required by its Charter and the laws of the State of Maryland. The manner of approval was as follows:

                  (a) the Board of Directors of the Bank, at a meeting held on March 27, 2003, adopted a resolution which declared that the share exchange was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the share exchange be submitted for consideration at the 2003 annual meeting of the Bank's stockholders; and

                  (b) the share exchange was approved by the stockholders of the Bank at the 2003 annual meeting of the Bank's stockholders held on May 22, 2003, by the affirmative vote of _____________ percent (%____) of all votes entitled to be cast on the matter.

         FIFTH: The terms and conditions of the transaction described in these Articles of Share Exchange were advised, authorized, and approved by the Holding Company in the manner and by the vote required by its Charter and the laws of the State of Maryland. The manner of approval was as follows:

                  (a) the Board of Directors of the Holding Company, by written consent dated April 11, 2003 signed by all of the directors of the Holding Company and filed with the minutes of proceedings of the Board of Directors of the Holding Company, adopted a resolution which declared that the share exchange was advisable on substantially the terms and conditions set forth or referred to in the resolution; and

                  (b) no stock of the Holding Company entitled to be voted on these Articles of Share Exchange was outstanding or subscribed for at the time of approval.

         SIXTH: The total number of shares of capital stock of all classes that the Bank has authority to issue is 6,000,000 shares, consisting of 5,000,000 shares of common stock, par value $10.00 per share (the "Bank Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share. The aggregate par value of all shares of all classes having a par value is ($50,010,000).

         SEVENTH: The manner and basis of exchanging the stock to be acquired for stock or other consideration to be issued or delivered by or on behalf of the successor are as follows:

                  (a) On the effective date of these Articles of Share Exchange, the holders of the then issued and outstanding shares of Bank Common Stock (other than shares held by stockholders exercising the rights of objecting stockholders pursuant to Title 3, Subtitle 2 of the Corporations and Associations Article of the Annotated Code of Maryland, if any), shall, without any further action on their part or on the part of the Holding Company, automatically and by operation of law, cease to own such shares, and instead each holder of shares of Bank Common Stock shall become the owner of one (1) share of the Holding Company's common stock, par value $0.01 per share (the "Holding Company Common Stock"), for each share of Bank Common Stock theretofore held by him.

                  (b) On the effective date of these Articles of Share Exchange, the Holding Company shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law, acquire and become the owner for all purposes of all of the then issued and outstanding shares of Bank Common Stock (other than shares held by stockholders exercising the rights of objecting stockholders pursuant to Title 3, Subtitle 2 of the Corporations and Associations Article, if any).

         EIGHTH: The share exchange shall become effective upon the filing of these Articles of Share Exchange with the State Department of Assessments and Taxation of Maryland.

         IN WITNESS WHEREOF, the Bank and the Holding Company have caused these Articles of Share Exchange to be duly executed and their corporate seals to be hereunto affixed and attested as of _____________, 2003.

ATTEST:                                Bank:
                                       ----

                                       Old Line Bank,
                                       A Maryland Trust Company


___________________________            By:      ________________________________
___________________, Secretary                  ___________________, President



ATTEST:                                Holding Company:
                                       ---------------

                                       Old Line Bancshares, Inc.,
                                       A Maryland Corporation


___________________________            By:      ________________________________
___________________, Secretary                  ___________________, President


         THE UNDERSIGNED, President of Old Line Bank, who executed on behalf of said corporation the foregoing Articles of Share Exchange of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Share Exchange to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              -------------------------------
                                              _____________________, President

         THE UNDERSIGNED, President of Old Line Bancshares, Inc., who executed on behalf of said corporation the foregoing Articles of Share Exchange of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Share Exchange to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              -------------------------------
                                              _____________________, President